Exhibit 10
Amendment No. RI0291D
AMENDMENT
TO THE
MASTER LOAN AGREEMENT
THIS AMENDMENT is entered into as of June 5, 2008, between FARM CREDIT SERVICES OF AMERICA, FLCA (“Farm Credit”) and WESTERN IOWA ENERGY, LLC, Wall Lake, Iowa (the “Company”).
BACKGROUND
Farm Credit and the Company are parties to a Master Loan Agreement dated June 6, 2005 (such agreement, as previously amended, is hereinafter referred to as the “MLA”). Farm Credit and the Company now desire to amend the MLA. For that reasons, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Farm Credit and the Company agree as follows:
1. Section 10(I) of the MLA is hereby amended and restated to read as follows:
SECTION 10. Negative Covenants. Unless otherwise agreed to in writing by Agent, while this agreement is in effect the Company will not:
(I) Profit Distribution. Declare or pay any dividends, or make any distribution of assets to the members/owners, or purchase, redeem, retire or otherwise acquire for value any of its membership units, or allocate or otherwise set apart any sum for any of the foregoing.
2. Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.
IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF AMERICA,		WESTERN IOWA ENERGY, LLC
FLCA

By:	/s/Shane Frahm	By:	/s/ John Geake

Title:	V.P.	Title:	Vice Chairman